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                                  EXHIBIT 23.6
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                         INDEPENDENT AUDITORS' CONSENT


     The Board of Directors
     Susquehanna Bancshares, Inc.
     Lititz, Pennsylvania:

     We consent to incorporation by reference in the registration statement on Form S-4 of Susquehanna Bancshares, Inc. (Susquehanna) of our report dated November 14, 1995, relating to the consolidated statements of financial condition of Fairfax Financial Corporation and subsidiaries (the Company) as of September 30, 1995 and 1994, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended September 30, 1995, which was incorporated by reference in Susquehanna's Form 8-K, dated November 21, 1995.

     Our report refers to the fact that the Company changed its method of accounting for investment securities in 1995 to adopt the provisions of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities."

     We also consent to the reference to our firm under the heading "Experts" in the registration statement.


     KPMG PEAT MARWICK LLP

     Baltimore, Maryland
     October 15, 1996